Exhibit 10.11

Loan Contract

[two partial seals of Agricultural Bank and NeoPhotonics

superimposed on right margin]

Loan Contract

Contract no: 81101200900000643

Borrower (Name in full): NeoPhotonics (China) Co., Ltd.

Lender (Name in full): Agricultural Bank of China Shenzhen Huaqiao City Branch

This Contract is hereby made between both Parties after reaching an agreement through consultation in accordance with the relevant State laws and regulations.

Article 1 Loan

1.    Type of Loan: short-term borrowing of working capital

2.    Purpose of the Loan: working capital applications

3.    Currency and Amount of the Loan (in words): RMB FIFTEEN MILLION YUAN ONLY

4.    Term of Loan

(1) Please refer to the following table for the term of loan:

Loan granted on				Expiry
Year	Month	Date	Amount	Year	Month	Date	Amount
2009	4	7	15,000,000	2010	4	6	15,000,000
	/				/
	/				/
	/				/

  (Any additional table attached due to insufficient space constitutes a part of this Contract.)

(2)	Should there be any consistencies between the loan amount, granting date and expiry date stated in this Contract and those recorded on the documentary proof of the loan, the records on the documentary proof shall prevail. The documentary proof constitutes a part of this Contract and shall have the same legal force as that of this Contract.

(3)	In the event that the loan hereunder is a foreign currency loan, the Borrower shall repay the principal and interest in the original currency as scheduled.

5.    Lending Rate

The lending rate of RMB loans shall be determined by method 2 below:

(1)	Floating rate

The lending rate shall fluctuate   /   % (above/below)   /   the benchmark interest rate and the effective annual interest rate is   /   %. The benchmark lending rate of loans with maturity of less than five years (five years inclusive) shall be the RMB benchmark lending rate with the same maturity announced by the People’s Bank of China; the lending rate of loans with maturity of over five years shall be the

RMB benchmark lending rate announced by the People’s Bank of China plus   /   (in words) percentage points.

The adjustment of interest rate adopts   /   (in words) month(s) as one cycle. If there is an adjustment in RMB benchmark lending rate by the People’s Bank of China, starting from the corresponding borrowing date of the first month in the next cycle of the adjustment in benchmark interest rate, the Lender shall determine the new effective lending rate based on the post-adjustment benchmark interest rate of relevant maturity and the above calculation method, and no separate notice will be made to the Borrower. In the event that the adjustment date of the benchmark interest rate falls on the same day on which the loan is granted or the corresponding borrowing date of the first month in that cycle, the new effective lending rate shall be determined starting from the adjustment date of the benchmark interest rate. In the event that there is no corresponding borrowing date, the last day in that month shall be deemed as the corresponding borrowing date.

(2)	Fixed interest rate

The lending rate shall fluctuate   /   % (above/below)   /   the benchmark interest rate and the effective interest rate is 5.31% up to the expiry date of the loan. The lending rate of loans with maturity of less than five years (five years inclusive) shall be the RMB benchmark lending rate with the same maturity announced by the People’s Bank of China; the lending rate of loans with maturity of over five years shall be the RMB benchmark lending rate announced by the People’s Bank of China plus   /   (in words) percentage points.

The lending rate for foreign currency loans is determined by method   /   below:

(1)    A lending rate fluctuating every   /   (in words) months which is composed of   /   (in words) month(s)   /   (LIBOR/HIBOR) + a spread of   /   %. LIBOR/HIBOR is the London/Hong Kong Interbank Offer Rate of the relevant maturity on the second working day before the interest calculation date as announced by Reuters.

(2)    The effective annual interest rate shall be   /   % up to the expiry date of the loan.

(3)    Other methods   /  .

6.    Settlement of Interest

The loan interest under this Contract shall be settled monthly (monthly / quarterly). The interest settlement date shall be the 20th day of each month (month / month by the end of each quarter). The Borrower shall pay the interest on each interest settlement date. If the last repayment date of the loan principal does not fall on an interest settlement date, the unpaid interest shall be repaid together with the principal (daily interest rate = monthly interest rate/30).

Article 2 If any of the following conditions is not satisfied, the Lender has the right not to provide the loan hereunder:

1.	The Borrower has a basic account with the Lender.

2.	The Borrower provides relevant documents and information upon the request of the Lender, and completes all relevant procedures.

3.	In the event that the loan hereunder is a foreign currency loan, the Borrower has already obtained the relevant approval and completed registration and other legal procedures related to the loan pursuant to the relevant stipulations.

4.	If there is any mortgage, pledge or guarantee under this Contract, the legal procedures relating to registration and / or insurance have been completed based on the Lender’s request, and that such guarantee and insurance are effective on an ongoing basis. If the loan hereunder is secured by a guarantee, a guarantee contract has been entered into and become valid.

Article 3 Rights and Obligations of the Lender

1.	The Lender has the right to get known of information regarding the Borrower’s production and operation, financial activities, inventory of materials and use of loan etc, and request the Borrower to provide documents, materials and information such as financial statements as scheduled.

2.	If the Borrower has unfavourable acts or is under unfavourable situations (including but not limited to) set out in Article 4, Clause 7, 8, 10 of this Contract which may affect the safety of the loan, the Lender may cease to grant the loan or call back loan in advance.

3.	If the loan principal, interest, penalty interest, compound interest and costs payable by the Borrower are collected or collected in advance pursuant to the stipulations of this Contract, the Lender can directly transfer out of and collect from any of the Borrower’s account.

4.	In the event that the amount repaid by the Borrower is not sufficient to discharge the amount payable, the Lender can opt for applying that amount to repay the loan principal, interest, penalty interest, compound interest or costs.

5.	In the event that the Borrower does not perform the repayment obligations, the Lender can make public disclosure in respect of the Borrower’s default.

6.	It shall grant loans in full to the Borrower as scheduled pursuant to the stipulations of this Contract.

Article 4 Rights and Obligations of the Borrower

1.	It is entitled to obtain and use the loan pursuant to the stipulations of this Contract.

2.	It is entitled to handle settlement and deposit of transactions related to the loan hereunder through the bank account stipulated in Article 2 of this Contract.

3.	In the event that the loan hereunder is a foreign currency loan, the approval, registration and other legal procedures in respect of the loan shall be obtained and completed in accordance with the relevant rules.

4.	It shall repay the principal and interest as scheduled. If the Borrower needs to defer repayment, it shall submit a written application to the Lender within 15 days before the due date of the loan, and enter into a loan repayment deferral agreement upon the consent of the Lender.

5.	It shall use the loan in accordance with the stipulated purposes in this Contract, and shall not embellish and misappropriate the loan.

6.	It shall provide true, complete and valid financial statements and other relevant materials and information to the Lender on a monthly basis, and cooperate proactively with the Lender’s inspection of the Borrower’s production and operation, financial activities and use of the loan under this Contract.

7.	In the event that the Borrower engages in contracting, leasing, shareholding reform, joint operation, merging, acquisition, division, joint venture, asset transfer, application for business suspension for ratification, application for dissolution, filing a bankruptcy request as well as other acts which amount to changes in the credit and debt relationship under this contract or affect the realization of debts of the Lender, it must give prior written notice to the Lender and obtain the consent of the Lender. Meanwhile, it shall carry out debt repayment responsibilities or discharge the liabilities in advance, otherwise it shall not conduct the above acts.

8.	In the event that the Borrower experiences any situations other than the above acts which will impose material adverse impacts on its performance of repayment obligations under this Contract, such as stoppage of production, suspension of business, cancellation of registration, business license being revoked, legal representative or key person-in-charge engaging in illegal acts, involvement in material litigation or arbitration, serious difficulties of production and operation, deterioration of financial conditions, it shall notify the Lender in writing immediately, and carry out security measures of contract claim endorsed by the Lender.

9.	In the event that the Borrower provides guarantee to other parties or provides security or pledge to a third party with its major properties and the results of which may affect its repayment ability under this Contract, it must notify the Lender in writing in advance and obtain the Lender’s consent.

10.	The Borrower and its investors shall not re-channel funds, transfer assets or make unauthorized transfer of shares to evade the liabilities due to the Lender.

11.	In the event that there are matters such as changes in name, legal representative,

domicile and business scope of the Borrower, it shall give written notice to the Lender promptly.

12.	In the event that the guarantor of this Contract experiences events such as stoppage of production, suspension of business, cancellation of registration, business license being revoked, bankruptcy and operating loss, partial or total loss of guarantee ability, or there is a reduction in value of security, pledged assets and pledging rights secured for the loan under this Contract, the Borrower shall promptly provide other guarantee measures that are endorsed by the Lender.

13.	The Borrower shall be liable for the expenses related to this Contract or the guarantee under this Contract, such as legal fees, insurance, transportation, assessment, registration, custody, appraisal, certification etc.

Article 5 Early Repayment

Lender’s consent shall be obtained for early repayment by the Borrower; in the event that the Lender agrees to the early repayment by the Borrower, at the time of repayment, method   /   below shall be used for calculating and collecting interest on the portion repaid early:

1.	Interest shall be calculated and collected at the effective interest rate and maturity of the loan stipulated in this Contract.

2.	Interest shall be calculated and collected at the effective interest rate stipulated plus / (in words) percent for the actual term of the loan.

Article 6 Default Liability

1.	In the event that the Lender does not grant loans in full to the Borrower as scheduled pursuant to the stipulations of this Contract, resulting in losses to the Borrower, the Lender shall pay default penalty to the Borrower according to the amount of the default and the number of days deferred, the calculation method of the amount of default penalty shall be the same as that for the interest on loans overdue.

2.	In the event that the Borrower does not repay the loan principal according to the deadline stipulated in this Contract, the Lender shall calculate and collect penalty interest at the effective interest rate of the loan stipulated in this Contract plus FIFTY (in words) percent starting from the past due date up to the time the unpaid interest is repaid together with the principal. During the overdue period, for RMB loans, if there is an uplift of RMB benchmark lending rate of the same maturity by the People’s Bank of China, the penalty interest rate shall be raised accordingly starting from the date of benchmark interest rate adjustment.

3.	In the event that the Borrower does not use the Loan for the stipulated purposes in the Contract, the Lender shall calculate and collect penalty interest at the effective interest rate for the loan stipulated in this Contract plus FIFTY (in words) percent on the default usage portion starting from the date of default usage up to the time the interest is repaid together with the principal.

4.	Regarding the outstanding interest payable, the Lender shall calculate and collect compound interest in accordance with the stipulations of the People’s Bank of China.

5.	If the Borrower is in breach of any obligations under this Contract, the Lender has the right to request the Borrower to correct its default acts before a deadline, stop granting loans, call back the portion of the loan already granted prior to maturity, announce that the loans under the other loan contracts entered into by the Borrower and Lender become due immediately or undertake other asset protection measures.

6.	If any of the guarantors under this Contract is in breach of the stipulated obligations of the guarantee contract, the Lender has the right to stop granting loans, call back the portion of the loan already granted prior to maturity or undertake other asset protection measures.

7.	If the Lender resorts to litigation or arbitration to realize its debts due to Borrower’s default, the Borrower shall be liable for the resulting legal fees, travel expenses and other costs for realizing the debts paid by the Lender.

Article 7 Loan Guarantee

The guarantee for the loan under this Contract is in the form of mortgage, a separate guarantee contract shall be entered into. If the maximum guarantee method is adopted, the contract number of the guarantee contract is 81906200800002098.

Article 8 Dispute Resolution

Any dispute arising during contractual performance may be resolved by both Parties through consultation, or by method 1 below:

1.	Litigation. Governed by the People’s Court of the place of the Lender’s domicile.

2.	Arbitration. Filed with / (full name of arbitration authority) for arbitration pursuant to arbitration rules.

During litigation or arbitration, this Contract shall continue to be performed except for the articles in dispute.

Article 9 Miscellaneous

/
/
/
/

Article 10 Validity of Contract

This Contract shall come into effect on the day it is signed or sealed by both Parties.

Article 11 Number of Copies of Contract

This Contract is in triplicate. The personnel of both parties shall each keep one copy, the guarantor   /   copy, and the Lender keeps one extra copy, all having the same effect.

Article 12 Advice

The Lender has already requested the Borrower to fully and correctly understand all the articles herein, and given relevant explanations upon the Borrower’s request. Each Party to this Contract has the same understanding of the meanings contained herein.

Borrower (signed and sealed)	Lender (signed and sealed)
Legal Representative	Legal Representative
Or Authorized Person	Or Authorized Person

                               Signed on 7 April 2009

                                                 Signed at Huaqiao City, Shenzhen